UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2015 (December 17, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2015, Nanosphere, Inc. (the “Company”) announced the pricing of a public offering of common stock (and common stock equivalents) with expected total gross proceeds of approximately $10 million. The closing of the registered public offering is expected to occur on or about December 22, 2015, subject to satisfaction of customary closing conditions as set forth in the Purchase Agreement (as defined below). The net proceeds to the Company from the registered offering, after deducting the placement agent fees and the Company’s estimated offering expenses, are expected to be approximately $9.1 million.

In connection with the offering, the Company will issue up to 21,276,596 shares of its common stock at a price of $0.47 per share, with each share of common stock coupled with a five-year warrant to purchase one share of common stock, at an exercise price of $0.70 per share (the “Series A Warrants”), These securities were offered in the form of a Class A Unit but are immediately separable and will be issued separately at the closing.

For certain investors who would otherwise hold more than 4.99% of the Company’s common stock following the registered offering, the Company agreed to issue to such investors, in the form of Class B Units, shares of a new class of preferred stock designated Series C Convertible Preferred Stock (as outlined below) (the “Series C Preferred Stock”) with a stated value of $1,000 and which are convertible into the Company’s common stock at a conversion price equal to $0.47 per share of common stock, together with Series A Warrants in the same form and economic terms based on the related purchase price as the purchasers of the Class A Units (the “Class B Units” and together with the “Class A Units”, the “Units”). These securities part of a Class B Unit are immediately separable and will be issued separately at the closing.

In connection with the offering, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain institutional investors in the offering. Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “Placement Agent”), acted as the sole book runner in connection with the offering. Joseph Gunnar & Co. acted as a co-manager and Life Sci Capital LLC acted as a financial advisor in connection with the offering.

The Company agreed to pay the Placement Agent a cash placement fee equal to 6% of the gross proceeds from the sales of the Units sold in the registered offering, plus a non-accountable expense allowance equal to $50,000. The Placement Agent also will receive five-year warrants (the “Compensation Warrants”) equal to 6% of the aggregate number of shares of common stock part of the Class A Units and the common stock convertible under the Series C Preferred Stock part of the Class B Units sold in the offering, or 1,276,596 shares, each at an exercise price of $0.77 per share (110% of the public offering price of the Class A Units).

The offer and sale of the Units in the registered offering is registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (File No. 333-207460), as amended, which became effective on December 17, 2015, and a related prospectus to be filed in connection with such offering (the “Registration Statement”).

On December 17, 2015, the Company issued a press release announcing the registered offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The rights, preferences and privileges of the Series C Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on December 17, 2015 that was effective upon filing. Each share of Series C Convertible Preferred Stock is convertible into shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s Common Stock then issued and outstanding, which may be increased to 9.99% in certain circumstances. In the event of the

Company’s liquidation, dissolution, or winding up, holders of Series C Preferred Stock will receive a payment equal to $0.01 per share of Series C Preferred Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series C Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series C Preferred Stock will be required to amend any provision of our certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series C Preferred Stock. Shares of Series C Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•            senior to all of our Common Stock to the extent of its liquidation preference of $0.01;

•            senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series B Preferred Stock to the extent of its liquidation preference of $0.01;

•            senior to warrants to purchase 6,801 shares of our common stock issued in 2013, warrants to purchase 1,168,659 shares of our common stock issued in a private placement on May 14, 2015, warrants to purchase 1,500,000 shares of our common stock issued to the New Lenders under the 2015 Loan Agreement, as amended, warrants to purchase 70,120 shares of our common stock issued to the placement agent in the offering of Series A Preferred Stock completed on May 14, 2015, warrants to purchase 1,203,830 shares of our common stock issued in a private placement on June 11, 2015, warrants to purchase 72,230 shares of our common stock issued to the placement agent in the offering of Series B Preferred Stock completed on June 11, 2015, warrants to purchase up to 21,276,596 shares of common stock to be issued pursuant to Series A warrants in this offering, and warrants to purchase 1,276,596 shares of our common stock to be issued to the placement agent in connection with this offering, in each case to the extent of its liquidation preference of $0.01 per share; and

•            on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1. Copies of the Forms of Series A Warrants and Compensation Warrants are filed herewith as Exhibits 4.1 and 4.2. The foregoing is only a brief description of the material terms of the Purchase Agreement, the Series A Warrants, and the Compensation Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 10.1 filed herewith and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The statements in Item 1.01, above, describing the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on December 17, 2015, are incorporated by reference into this Item 5.03. A copy of the Certificate of Designation relating to the Series C Convertible Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the specimen stock certificate for the Series C Convertible Preferred Stock is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Nanosphere, Inc. dated December 17, 2015.

4.1	Form of Series A Warrant.

4.2	Form of Compensation Warrant.

4.3	Specimen stock certificate for Series C Convertible Preferred Stock.

10.1	Securities Purchase Agreement dated December 17, 2015 by and between Nanosphere, Inc. and the investors party thereto.

99.1	Press Release of Nanosphere, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Farzana Moinuddin
Farzana Moinuddin
Interim Chief Financial Officer

Date: December 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Nanosphere, Inc. dated December 17, 2015.

4.1	Form of Series A Warrant.

4.2	Form of Compensation Warrant.

4.3	Specimen stock certificate for Series C Convertible Preferred Stock.

10.1	Securities Purchase Agreement dated December 17, 2015 by and between Nanosphere, Inc. and the investors party thereto.

99.1	Press Release of Nanosphere, Inc.